AVNET, INC. AND SUBSIDIARIES

                                                                 EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY


                                                    Nine Months Ended

                                                March 31,          April 1,
                                                  1995              1994
                                                       (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
      (weighted average)                       40,704,800         40,568,371

      Common equivalent shares:
        Conversion of convertible debentures
        (weighted average) (Note 6)             2,448,487             --

        Contingent shares issuable                 99,808             99,557

        Exercise of warrants and options
          using the treasury method               126,428            178,211

      Total common and common equivalent
        shares                                 43,379,523         40,846,139

      Income before cumulative effect of a
        change in accounting principle        $96,396,488        $59,055,573

      Interest expense on convertible
        debentures - net of taxes (Note 6)      2,841,472             --

      Income used for computing earnings
        per share before cumulative effect
        of a change in accounting
        principle                             $99,237,960        $59,055,573

      Cumulative effect of a change in
        the method of accounting for
        income taxes                               --          (   2,790,839)

      Income used for computing earnings
        per share                             $99,237,960        $56,264,734

      Primary earnings per share:

        Income before cumulative effect of
          a change in accounting principle          $2.29              $1.45

        Cumulative effect of change in the
          method of accounting for income
          taxes                                    --                 (  .07)

      Net income                                    $2.29              $1.38


           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                         AVNET, INC. AND SUBSIDIARIES

                                                                 EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY


                                                   Third Quarter Ended

                                                March 31,         April 1,
                                                  1995              1994
                                                       (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
      (weighted average)                        40,750,315        40,618,068

      Common equivalent shares:
        Conversion of convertible debentures
        (weighted average) (Note 6)              2,448,487            --

        Contingent shares issuable                  83,813            82,068

        Exercise of warrants and options
          using the treasury method                152,706           209,348

      Total common and common equivalent
        shares                                  43,435,321        40,909,484

      Net Income                               $36,410,047       $25,343,874

      Interest expense on convertible
        debentures - net of taxes (Note 6)         947,156           --

      Income used for computing earnings
        per share                              $37,357,203       $25,343,874


      Primary earnings per share                     $0.86             $0.62


















                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          AVNET, INC AND SUBSIDIARIES

EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                   Nine Months Ended

                                                March 31,         April 1,
                                                  1995              1994
                                                       (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents (Note 6)    43,379,523       40,846,139

      Additional dilution upon exercise
        of options and warrants                     43,715           54,525

      Total fully diluted shares                43,423,238       40,900,664

      Income before cumulative effect of a
        change in accounting principle         $96,396,488      $59,055,573

      Interest expense on convertible
        debentures - net of taxes (Note 6)       2,841,472           --

      Income used for computing earnings
        per share before cumulative effect
        of a change in accounting principle    $99,237,960      $59,055,573

      Cumulative effect of change in the
        method of accounting for income
        taxes                                      --          (  2,790,839)

      Income used for computing earnings
        per share                              $99,237,960      $56,264,734

      Fully diluted earnings per share:

        Income before cumulative effect of
          a change in accounting principle           $2.29            $1.45

        Cumulative effect of a change in
          the method of accounting for
          income taxes                              --                (0.07)

      Net income                                     $2.29            $1.38








             SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                 AVNET, INC AND SUBSIDIARIES

EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                   Third Quarter Ended

                                                March 31,        April 1,
                                                  1995             1994
                                                       (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents (Note 6)    43,435,321       40,909,484

      Additional dilution upon exercise
        of options and warrants                     62,054           34,397

      Total fully diluted shares                43,497,375       40,943,881

      Income before cumulative effect of a
        change in accounting principle         $36,410,047      $25,343,874

      Interest expense on convertible
        debentures - net of taxes (Note 6)         947,156           --

      Net Income                               $37,357,203      $25,343,874

      Fully diluted earnings per share               $0.86            $0.62

                               S I G N A T U R E



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

















                                    Avnet, Inc.
                                    (Registrant)



                                    By: s/Raymond Sadowski
                                        Raymond Sadowski
                                        Senior Vice President,
                                        Chief Financial Officer
                                        and Assistant Secretary





                                    By: s/John F. Cole
                                        John F. Cole
                                        Controller and Principal
                                        Accounting Officer


May 12, 1995
    Date